Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

LIFE360, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	Other	26,121,311	(2)	$4.60	(3)	$120,241,853.89	$110.20	$13,250.66
Total Offering Amounts							$120,241,853.89		$13,250.66
Total Fee Offsets									—
Net Fee Due									$13,250.66

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the common stock, $0.001 par value per share (the “Common Stock”), of Life360, Inc. (the “Registrant”) that become issuable with respect to the securities identified in the above table, by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Represents shares of Common Stock reserved for issuance under the Amended and Restated 2011 Stock Plan.

(3)	Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $4.60 was computed by averaging the high and low prices of a share of the Registrant’s Common Stock as reported in the form of CHESS Depositary Interests, or CDIs, on the Australian Securities Exchange, or the ASX, on November 18, 2022. The U.S. dollar equivalent of the maximum offering price per share has been calculated using an exchange rate of 0.6681 to convert Australian dollars to U.S. dollars as of November 18, 2022, as announced by the Federal Reserve as of 12:00 p.m., Eastern Time.